Clifton Bancorp Inc. Announces
 Financial Results for the Third Quarter Ended December 31, 2015; Declares Cash Dividend

Clifton, New Jersey – February 3, 2016 -- Clifton Bancorp Inc. (Nasdaq: CSBK) (the “Company”), the holding company for Clifton Savings Bank, today announced results for the third quarter ended December 31, 2015.  Net income for the third quarter was $1.33 million ($0.06 per share, basic, $0.05 per share, diluted) as compared to net income of $1.94 million ($0.08 per share, basic and diluted) for the quarter ended December 31, 2014. Net income for the nine months ended December 31, 2015 was $4.52 million ($0.18 per share, basic and diluted) as compared to $5.04 million ($0.20 per share, basic and diluted) for the same period in 2014.

          The Board of Directors also announced today that the Company will pay a cash dividend of $0.06 per common share for the quarter ended December 31, 2015. The dividend will be paid on March 4, 2016 to stockholders of record on February 19, 2016.

Notable Items

•	Net loan portfolio growth of 9.2% since March 31, 2015, and 3.4% since September 30, 2015;
•	Nonperforming loans to total gross loans decreased to 0.63% at December 31, 2015 from 0.88% at March 31, 2015; and
•	350,900 shares of common stock were repurchased during the third quarter of 2015 at a weighted average share price of $14.40.

           Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, “We again maintained consistent earnings while investing in our core business through hiring, training and product development. We did so with the headwinds of margin pressure and in the face of intense competition. Of particular note was the increase in our commercial and multi-family loan portfolio, which grew from $75.8 million to $90.4 million, or 19.2%. The quarter also allowed us to repurchase our shares at attractive prices. Through January 29, 2016, the Company has repurchased 3,175,724 shares at a weighted average price of $13.89 per share. We plan to continue these initiatives throughout 2016.”

Balance Sheet and Credit Quality Review

           Total assets decreased $19.2 million, or 1.6%, to $1.17 billion at December 31, 2015, from $1.19 billion at March 31, 2015. The decrease in total assets was primarily due to a decrease in cash, a significant amount of which was used to repurchase shares of Company common stock.

           Net loans increased $59.2 million, or 9.2%, to $700.3 million at December 31, 2015 from $641.1 million at March 31, 2015, primarily due to growth in the residential real estate loan portfolio of $42.4 million, or 7.6%, and multi-family and commercial loans of $16.2 million, or 21.8%. Securities decreased $61.9 million, or 14.8%, to $357.0 million at December 31, 2015 from $418.9 million at March 31, 2015, mainly as a result of calls, maturities and repayments on securities. Securities totaling $1.9 million were sold during the nine months ended December 31, 2015, resulting in a gain of $72,000. Cash and cash equivalents decreased $18.8 million, or 38.2%, to $30.5 million at December 31, 2015 from $49.3 million at March 31, 2015.

           Deposits decreased $25.5 million, or 3.6%, to $674.0 million at December 31, 2015 from $699.5 million at March 31, 2015 as we emphasized the generation of non-time deposits while not matching our competition’s rates on maturing CDs.  Borrowed funds increased $39.5 million, or 36.7%, to $147.0 million at December 31, 2015 from $107.5 million at March 31, 2015, as borrowings were utilized to fund loan growth. The Company’s outstanding borrowings as of December 31, 2015 have an average rate of 1.97% and an average term of 21 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

           Total stockholders’ equity decreased $34.0 million, or 9.3%, to $334.0 million at December 31, 2015 from $368.0 million at March 31, 2015, primarily as a result of $36.4 million in repurchases of common stock, and the payment of  $5.9 million in cash dividends, partially offset by net income of $4.5 million.

           Non-accrual loans decreased $1.3 million, or 22.3%, to $4.4 million at December 31, 2015 from $5.6 million at March 31, 2015.  Included in non-accrual loans at December 31, 2015 were eight loans totaling $1.2 million that were current or less than 90 days delinquent, but which were previously 90 days or more delinquent and on a non-accrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans decreased to 0.63% at December 31, 2015 from 0.88% at March 31, 2015.  The allowance for loan losses to nonperforming loans increased to 85.48% at December 31, 2015 from 61.53% at March 31, 2015.

Income Statement Review

           Net interest income decreased by $308,000, or 4.6%, to $6.44 million for the three months ended December 31, 2015 as compared to $6.74 million for the three months ended December 31, 2014. The decrease in net interest income was primarily the result of a decrease of $9.4 million in average net interest-earning assets, primarily mortgage-backed and investment securities, coupled with a decrease of 4 basis points in net interest margin.

           Net interest income decreased $174,000, or 0.9%, to $19.55 million for the nine months ended December 31, 2015 as compared to $19.73 million for the nine months ended December 31, 2014, despite an increase of $29.2 million in average net interest-earning assets and an increase of 3 basis points in net interest margin.

          The provision for loan losses increased $11,000, or 6.2%, to $189,000 for the three months ended December 31, 2015, as compared to $178,000 for the three months ended December 31, 2014, and decreased $255,000, or 41.3%, to $362,000 for the nine months ended December 31, 2015, as compared to $617,000 for the nine months ended December 31, 2014. The decrease in the provision for the nine months ended December 31, 2015 was mainly the result of overall favorable trends in qualitative factors related to delinquencies considered in the periodic review of the general valuation allowance as well as the decrease in charge-offs.

          Non-interest income increased $63,000, or 15.9%, to $460,000 for the three months ended December 31, 2015 from $397,000 for the three months ended December 31, 2014, due to an increase in income from bank owned life insurance. Non-interest income increased $207,000, or 17.0%, to $1.43 million for the nine months ended December 31, 2015 from $1.22 million for the nine months ended December 31, 2014. The increase was mainly attributable to an increase in income from bank owned life insurance, net of a decrease in gains on sales of securities. Securities available for sale totaling $1.9 million were sold during the nine months ended December 31, 2015, resulting in a gain of $72,000, while securities available for sale totaling $1.0 million were sold during the nine months ended December 31, 2014, resulting in a gain of $102,000.

          Non-interest expenses increased $758,000, or 18.6%, to $4.83 million for the three months ended December 31, 2015, as compared to $4.08 million for the three months ended December 31, 2014. Non-interest expenses increased $1.18 million, or 9.3%, to $13.93 million for the nine months ended December 31, 2015, as compared to $12.74 million for the nine months ended December 31, 2014. The increase for the three-month period was driven by an increase in salaries and employee benefits of $578,000, or 24.9%, and directors’ compensation of $138,000, or 66.7%. The increase in salaries and employee benefits includes typical annual increases in compensation and benefits expenses and costs related to the hiring of additional personnel, as well as an increase in employee stock ownership plan expense due an increase in the price of the Company’s common stock, and the expense related to the granting of equity awards under the Company’s 2015 Equity Incentive Plan. The increase in directors’ compensation was primarily due to expenses related to the granting of equity awards under the 2015 Equity Incentive Plan. The three-month and nine-month periods ended December 31, 2015 include expenses totaling $436,000 ($289,000 for salaries and employee benefits, and $147,000 in directors’ compensation) and $585,000 (389,000 for salaries and employee benefits, and $196,000 in directors’ compensation) related to the granting of equity awards granted in September 2015 under the 2015 Equity Incentive Plan.  The increase in non-interest expenses for the nine month period consisted primarily of an increase in salaries and employee benefits of $1.15 million, or 16.1%, and was attributable to the same items as noted above, along with an increase in professional services of $84,000, or 15.0%, mainly for legal fees related to the development and implementation of products and services and the Bank’s branding and marketing efforts.

About Clifton Bancorp Inc.

           Clifton Bancorp Inc. is the holding company of Clifton Savings Bank, a federally chartered savings bank headquartered in Clifton, New Jersey. Clifton Savings Bank is an organization with dedicated people serving communities, residents and businesses. Clifton Savings operates 12 full-service banking offices located in the diverse and vibrant Northeastern counties of New Jersey.

Forward-Looking Statements

           Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

           Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

           Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the  loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 5, 2015. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Contact:                 Bart D’Ambra
(973) 473-2200

Selected Consolidated Financial Condition Data

	At December 31,	At March 31,
	2015	2015
	(In thousands)
Financial Condition Data:
Total assets	$1,167,739	$1,186,924
Loans receivable, net	700,283	641,084
Cash and cash equivalents	30,493	49,308
Securities	356,977	418,875
Deposits	674,002	699,476
FHLB advances	147,000	107,500
Total stockholders' equity	333,956	368,001

Selected Consolidated Operating Data

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except share and per share data)

Operating Data:
Interest income	$8,736	$8,993	$26,187	$26,604
Interest expense	2,300	2,249	6,634	6,877
Net interest income	6,436	6,744	19,553	19,727
Provision for loan losses	189	178	362	617
Net interest income after provision for
loan losses	6,247	6,566	19,191	19,110
Non-interest income	460	397	1,426	1,219
Non-interest expenses	4,833	4,075	13,928	12,744
Income before income taxes	1,874	2,888	6,689	7,585
Income taxes	549	948	2,166	2,544
Net income	$1,325	$1,940	$4,523	$5,041
Basic earnings per share	$0.06	$0.08	$0.18	$0.20
Diluted earnings per share	$0.05	$0.08	$0.18	$0.20

Average shares outstanding - basic	24,045	25,594	24,674	25,391
Average shares outstanding - diluted	24,091	25,728	24,732	25,565

Average Balance Table
	Three Months Ended December 31,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$690,633	$6,320	3.66%	$624,831	$5,919	3.79%
Mortgage-backed securities	272,904	1,861	2.73%	302,989	2,281	3.01%
Investment securities	90,323	481	2.13%	150,325	704	1.87%
Other interest-earning assets	27,418	74	1.08%	37,554	89	0.95%
Total interest-earning assets	1,081,278	8,736	3.23%	1,115,699	8,993	3.22%
Non-interest-earning assets	76,825			85,720
Total assets	$1,158,103			$1,201,419

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$54,474	15	0.11%	$55,006	18	0.13%
Savings and Club accounts	139,017	62	0.18%	138,601	59	0.17%
Certificates of deposit	466,011	1,531	1.31%	514,687	1,594	1.24%
Total interest-bearing deposits	659,502	1,608	0.98%	708,294	1,671	0.94%
FHLB Advances	136,250	692	2.03%	112,500	578	2.06%
Total interest-bearing liabilities	795,752	2,300	1.16%	820,794	2,249	1.10%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	14,683			10,662
Other non-interest-bearing liabilities	11,248			9,744
Total non-interest-bearing liabilities	25,931			20,406

Total liabilities	821,683			841,200
Stockholders' equity	336,420			360,219
Total liabilities and stockholders' equity	$1,158,103			$1,201,419

Net interest income		$6,436			$6,744
Interest rate spread			2.07%			2.12%
Net interest margin			2.38%			2.42%
Average interest-earning assets
to average interest-bearing liabilities	1.36			1.36

	Nine Months Ended December 31,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$668,202	$18,394	3.67%	$611,422	$17,394	3.79%
Mortgage-backed securities	275,500	5,702	2.76%	304,587	6,985	3.06%
Investment securities	111,186	1,868	2.24%	147,308	1,960	1.77%
Other interest-earning assets	29,109	223	1.02%	46,572	265	0.76%
Total interest-earning assets	1,083,997	26,187	3.22%	1,109,889	26,604	3.20%
Non-interest-earning assets	78,163			115,236
Total assets	$1,162,160			$1,225,125

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$53,854	45	0.11%	$55,862	55	0.13%
Savings and Club accounts	140,951	178	0.17%	140,499	183	0.17%
Certificates of deposit	473,823	4,545	1.28%	525,402	4,875	1.24%
Total interest-bearing deposits	668,628	4,768	0.95%	721,763	5,113	0.94%
FHLB Advances	121,000	1,866	2.06%	123,000	1,764	1.91%
Total interest-bearing liabilities	789,628	6,634	1.12%	844,763	6,877	1.09%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	14,070			11,458
Other non-interest-bearing liabilities	11,648			11,527
Total non-interest-bearing liabilities	25,718			22,985

Total liabilities	815,346			867,748
Stockholders' equity	346,814			357,377
Total liabilities and stockholders' equity	$1,162,160			$1,225,125

Net interest income		$19,553			$19,727
Interest rate spread			2.10%			2.11%
Net interest margin			2.40%			2.37%
Average interest-earning assets
to average interest-bearing liabilities	1.37			1.31

Asset Quality Data

	Nine
	Months	Year
	Ended	Ended
	December 31,	March 31,
	2015	2015
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$3,475	$3,071
Provision for loan losses	362	717

Charge-offs	(90)	(313)
Recoveries	3	-
Net charge-offs	(87)	(313)

Allowance at end of period	$3,750	$3,475

Allowance for loan losses to total gross loans	0.53%	0.54%
Allowance for loan losses to nonperforming loans	85.48%	61.53%

	At December 31,	At March 31,
	2015	2015
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$3,572	$4,555
Multi-family real estate	563	581
Commercial real estate	189	439
Consumer real estate	63	73
Total nonaccrual loans	4,387	5,648
Real estate owned	-	-
Total nonperforming assets	$4,387	$5,648

Total nonperforming loans to total gross loans	0.63%	0.88%
Total nonperforming assets to total assets	0.38%	0.48%

Selected Consolidated Financial Ratios
Three Months Ended	Nine Months Ended
December 31,	December 31,
Selected Performance Ratios (1):	2015	2014	2015	2014
Return on average assets	0.46%	0.65%	0.52%	0.55%
Return on average equity	1.58%	2.15%	1.74%	1.88%
Interest rate spread	2.07%	2.12%	2.10%	2.11%
Net interest margin	2.38%	2.42%	2.40%	2.37%
Non-interest expenses to average assets	1.67%	1.36%	1.60%	1.39%
Efficiency ratio (2)	70.08%	57.06%	66.39%	60.84%
Average interest-earning assets to average
interest-bearing liabilities	1.36	x	1.36	x	1.37	x	1.31	x
Average equity to average assets	29.05%	29.98%	29.84%	29.17%
Dividend payout ratio	110.57%	78.87%	130.78%	120.49%
Net charge-offs to average ourtstanding loans during the periods	0.04%	0.03%	0.02%	0.07%

(1)  Performance ratios are annualized.
(2)  Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(In thousands except shares and per share data)
Operating Data
Interest income	$8,736	$8,739	$8,712	$8,558	$8,993
Interest expense	2,300	2,199	2,135	2,157	2,249
Net interest income	6,436	6,540	6,577	6,401	6,744
Provision for loan losses	189	100	73	100	178
Net interest income after provision for
loan losses	6,247	6,440	6,504	6,301	6,566
Non-interest income	460	452	514	3,094	397
Non-interest expenses	4,833	4,580	4,515	4,362	4,075
Income before income taxes	1,874	2,312	2,503	5,033	2,888
Income taxes	549	772	845	1,520	948
Net income	$1,325	$1,540	$1,658	$3,513	$1,940

Share Data
Basic earnings per share	$0.06	$0.06	$0.07	$0.14	$0.08
Diluted earnings per share	$0.05	$0.06	$0.07	$0.13	$0.08
Dividends per share	$0.06	$0.06	$0.12	$0.06	$0.06
Average shares outstanding - basic	24,045	24,554	25,421	25,979	25,594
Average shares outstanding - diluted	24,091	24,608	25,494	26,073	25,728
Shares outstanding at period end	25,394	25,745	25,960	27,326	27,145

Financial Condition Data
Total assets	$1,167,739	$1,153,895	$1,152,707	$1,186,924	$1,198,171
Loans receivable, net	700,283	677,286	654,802	641,084	628,872
Cash and cash equivalents	30,493	17,869	23,498	49,308	45,668
Securities	356,977	379,582	395,386	418,875	446,511
Deposits	674,002	678,624	685,248	699,476	711,486
FHLB advances	147,000	124,000	107,500	107,500	112,500
Total stockholders' equity	333,956	338,267	347,764	368,001	363,765

Asset Quality:
Total nonperforming assets	$4,387	$4,330	$5,340	$5,648	$3,994
Total nonperforming loans to total gross loans	0.63%	0.64%	0.81%	0.88%	0.63%
Total nonperforming assets to total assets	0.38%	0.38%	0.46%	0.48%	0.33%
Allowance for loan losses	$3,750	$3,625	$3,525	$3,475	$3,375
Allowance for loan losses to total gross loans	0.53%	0.53%	0.54%	0.54%	0.54%
Allowance for loan losses to nonperforming loans	85.48%	83.72%	66.01%	61.53%	84.50%